Exhibit 16.1

MantylaMCREYNOLDS LLC

      The CPA. Never Underestimate The Value.K

January 29, 2008

Max Nutrition, Inc.

Audit Committee

8531 Santa Monica Blvd.

West Hollywood, CA 90069

Members of Max Nutrition, Inc. Audit Committee:

This is to confirm that the client-auditor relationship between Max Nutrition, Inc. (SEC File Number: 333-14132) and Mantyla McReynolds, LLC, has ceased.

Sincerely,

/s/ Mantyla McReynolds

MANTYLA McREYNOLDS, LLC

Cc:

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

202-551-5300 Phone

202-772-9252 Fax

5872 South 900 East, Suite 250 * Salt Lake City, Utah 84121 * (801) 269-1818 * Fax (801) 266-3481 *  www.mmacpa.com

MantylaMCREYNOLDS LLC

      The CPA. Never Underestimate The Value.K

January 29, 2008

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

To Whom It May Concern:

We have read the statements included in the Form 8-K dated 29 January 2008, of Max Nutrition, Inc., (SEC File No. 333-14132) filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our dismissal and our audits for the years ended October 31, 2006 and 2005, and our reviews of interim financial statements. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of another CPA or the approval of such engagement by the Board of Directors.

Sincerely,

/s/ Mantyla McReynolds

Mantyla McReynolds, LLC

5872 South 900 East, Suite 250 * Salt Lake City, Utah 84121 * (801) 269-1818 * Fax (801) 266-3481 *  www.mmacpa.com